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                                                                   Exhibit 15.1

                          ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                  REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
SPSS Inc.:

With respect to this registration statement on Form S-8, we acknowledge our awareness of the use therein of our reports dated April 28, 1998 and July 31, 1998 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


Very truly yours,

/s/ KPMG Peat Marwick LLP


Chicago, Illinois
September 9, 1998